UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Opexa Therapeutics, Inc.
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OPEXA THERAPEUTICS, INC.

2635 TECHNOLOGY FOREST BLVD.

THE WOODLANDS, TEXAS 77381

September 22, 2011

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Opexa Therapeutics, Inc. on Thursday, October 27, 2011 at 10:00 a.m. Central Daylight Time. The meeting will be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope or use one of the voting methods described in the attached materials. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

Sincerely yours,

Neil K. Warma, President and Chief Executive Officer

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

OPEXA THERAPEUTICS, INC.

2635 TECHNOLOGY FOREST BLVD.

THE WOODLANDS, TX 77381

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 27, 2011

The Annual Meeting of shareholders of Opexa Therapeutics, Inc. will be held on Thursday, October 27, 2011 at 10:00 a.m. Central Daylight Time, at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010. Our shareholders are being asked to vote to:

1.

Elect David E. Jorden, Gail J. Maderis, Michael S. Richman, Scott B. Seaman and Neil K. Warma to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	Ratify the appointment of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2011; and

3.	Transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned common stock at the close of business on September 8, 2011 can vote at this meeting or any adjournments or postponements that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose or use one of the voting methods described in the attached materials. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

By Order of the Board of Directors,

Neil K. Warma, President and Chief Executive Officer

Dated: September 22, 2011

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the voting methods described in the attached materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 27, 2011: This Proxy Statement and our 2010 Annual Report on Form 10-K are available at: www.cstproxy.com/opexatherapeutics/2011

OPEXA THERAPEUTICS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 27, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of our Board of Directors (“Board”) for use at the annual meeting of shareholders to be held on Thursday, October 27, 2011, at 10:00 a.m. Central Daylight Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about September 22, 2011. The Board of Directors of Opexa Therapeutics, Inc., a Texas corporation, prepared this Proxy Statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. The terms “we,” “our,” the “Company” or “Opexa,” refers to Opexa Therapeutics, Inc.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission (the “SEC”). We make available, free of charge through our website (www.opexatherapeutics.com), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” through the “Investor Relations” section of our website. We will provide to any shareholder without charge, upon the written request of that shareholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules. Such requests should be addressed to Investor Relations, Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, Texas 77381.

Voting

Before the meeting, you may vote your shares if they are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, by completing, signing, dating and returning the enclosed proxy card (i) by mail in the postage paid envelope provided or (ii) by faxing your card to (281) 872-8585. Please follow the directions on your proxy card carefully.

If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and you may also be able to vote by telephone or via the Internet depending on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the telephone or Internet.

You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by telephone or Internet. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Opexa, at the address of our executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Quorum, Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on September 8, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 23,048,488 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” each of the five director nominees and “FOR” the ratification of our auditors. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the person named as proxy in the enclosed form of proxy will have discretionary authority to vote according to his own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Our bylaws provide that unless otherwise provided by law or by the Articles of Incorporation, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the shares of stock represented in person or by proxy at the Annual Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.

The term “broker non-vote” refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (also applicable to NASDAQ-listed companies), such as the ratification of our independent registered public accounting firm. Non-routine items for which brokers and nominees do not have discretionary voting power include the election of directors.

If you hold your shares in “street name” or through a broker it is important that you direct your broker how to vote your shares.

Vote Required

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the five nominees for directors receiving the highest number of affirmative votes will be elected. Proxies marked to

“Withhold Authority” will not affect the election of a candidate who receives a plurality of votes. The election of directors is a matter on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, broker non-votes may exist but will have no effect on the outcome of the election of candidates for directors. Shareholders may not cumulate votes in the election of directors. We urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for this proposal.

Proposal 2. Ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm also requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting at the Annual Meeting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote; and therefore, no broker non-votes are expected to exist with respect to this proposal.

Solicitation

The cost of soliciting proxies will be borne by Opexa. In addition to soliciting shareholders by mail and through our regular employees, we will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and we may reimburse these parties for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. We have retained Advantage Proxy to assist us in soliciting proxies using the means referred to above. We will pay the fees of Advantage Proxy, which we expect to be approximately $3,000, plus reimbursement of out-of-pocket expenses.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares or to obtain directions to attend the meeting and vote in person, you may contact our proxy solicitor, Advantage Proxy, at (877) 870-8565 (toll free).

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2012 Annual Meeting of Shareholders and the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than May 25, 2012, in order to be included in the Proxy Statement and proxy materials relating to that meeting. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at our next annual meeting, such shareholder must provide written notice of such proposal to our Secretary at our principal executive offices by August 8, 2012. If the shareholder fails to give notice by this date, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our bylaws.

Dissenter’s Rights

Neither Texas law nor our articles of incorporation or bylaws provide our shareholders with dissenters’ rights in connection with the matters described in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five members, each with a term expiring at the 2011 Annual Meeting. Director David Hung has informed the Company that he does not intend to stand for re-election following the expiration of his current term of office. The Nominating Committee of the Board has recommended, and the Board has nominated, the remaining four incumbent directors and Gail J. Maderis for election at the Annual Meeting. The shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve until the 2012 Annual Meeting or until their successors have been duly elected and qualified. All of the nominees have indicated to us that they will be available to serve as directors. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of the proxy. There are no family relationships among our executive officers and directors.

Director Nominees

Individuals nominated for election are:

Name	Age	Position
David E. Jorden	49	Director
Gail J. Maderis	54	Nominee
Michael S. Richman	50	Director
Scott B. Seaman	56	Director
Neil K. Warma	48	President, Chief Executive Officer, Acting Chief Financial Officer and Director

David E. Jorden has served as a Director since August 2008. Mr. Jorden has served as executive board member for Cytomedix, Inc. since October 2008. Mr. Jorden previously served as vice president with Morgan Stanley in its Wealth Management group where he was responsible for equity portfolio management for high net worth individuals since 2003. Prior to Morgan Stanley, Mr. Jorden served as vice president and chief financial officer of Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications from March 2000 to September 2002. Mr. Jorden was a principal with Fayez Sarofim & Co. prior to joining Genometrix. Mr. Jorden earned a MBA from Kellogg School of Management at Northwestern University in 1989 and a BBA from the University of Texas/Austin in 1984. He currently serves as a director of Cytomedix, Inc. and PLx Pharma, Inc. Mr. Jorden is a Chartered Financial Analyst and Certified Public Accountant. He has extensive experience in various aspects of corporate finance and accounting for public companies including capital formation and deployment.

Gail J. Maderis has been nominated to serve as a Director of Opexa. She has served as President and CEO of BayBio (Bay Area Bioscience Association), an independent, non-profit trade association serving the life sciences industry in Northern California, since October 2009 and joined BayBio’s board in 2004. From July 2003 to June 2009, Ms. Maderis served as President and CEO of FivePrime Therapeutics, Inc., a biotechnology company focused on the discovery and development of innovative protein and antibody drugs, and served as a director until 2010. Prior to that, she held general management positions at Genzyme Corporation from 1997 to 2003, including founder and president of Genzyme Molecular Oncology, a publicly traded division of Genzyme, and corporate vice president of Genzyme Corporation. She has served as a director of NovaBay Pharmaceuticals, Inc. since October 2010. Ms. Maderis has been a member of several private company boards, and currently serves on The Mayor’s Biotech Advisory Council of San Francisco, as well as the HBS Healthcare Initiative board. Ms. Maderis received a B.S. degree in business from the University of California at Berkeley and an M.B.A. from Harvard Business School. Ms. Maderis has extensive experience as a senior executive of life sciences companies, giving her valuable operational and industry experience and leadership skills, as well as an extensive network of contacts related to financing, partnering and support services in the biotech industry and visibility into business and policy trends that impact the biopharmaceutical industry.

Michael S. Richman has served as a Director since June 2006. Mr. Richman has served as president and chief executive officer of Amplimmune, Inc. since July 2008. Mr. Richman served as president and chief operating officer of Amplimmune, Inc. from May 2007 to July 2008. From April 2002 to May 2007, Mr. Richman served as executive vice president and chief operating officer of MacroGenics, Inc. Mr. Richman joined MacroGenics, Inc in 2002 with approximately 20 years experience in corporate business development within the biotechnology industry. Mr. Richman served as a director of Cougar Biotechnology from June 2006 to July 2009. Mr. Richman obtained his B.S. in Genetics/Molecular Biology at the University of California at Davis and his MSBA in International Business at San Francisco State University. He has extensive experience in business development and strategic planning for life science companies, as well as executive leadership and management experience.

Scott B. Seaman has served as a Director of since April 2006. Mr. Seaman has served for over five years as the executive director and treasurer of the Albert and Margaret Alkek Foundation of Houston, Texas, a private foundation primarily supporting institutions in the Texas Medical Center in Houston, Texas. Since January 1996 to present, Mr. Seaman has served as the chief financial officer of Chaswil Ltd., an investment management company. Since September 1986, Mr. Seaman has served as secretary and treasurer of M & A Properties Inc., a ranching and real estate concern. In April 2009, Mr. Seaman became the Managing Member of ICT Development LLC which is the Managing Member of ICT Holdings LLC, an energy services supplier. From January 2003 to April 2009, Mr. Seaman served as chairman and from July 2004 to April 2009, as president of ICT Management Inc., the general partner of Impact Composite Technology Ltd., a composite industry supplier. From October 2007 to December 2010, Mr. Seaman served on the board of GeneExcel, Inc., a privately held biotechnology company. From May 2004 to December 2010, Mr. Seaman served as a Member of the Investment Committee of Global Hedged Equity Fund LP, a hedge fund. Mr. Seaman received a bachelor’s degree in business administration from Bowling Green State University and is a certified public accountant. Mr. Seaman has extensive experience in overall financial management and corporate development, combined with operational and corporate governance experience.

Neil K. Warma has served as President and Chief Executive Officer since June 2008, as Director since September 2008 and as Acting Chief Financial Officer since March 2009. From July 2004 to September 2007, Mr. Warma served as president and chief executive officer of Viron Therapeutics Inc., a privately-held clinical stage biopharmaceutical company. From 2000 to 2003 Mr. Warma was co-founder and president of MedExact USA, Inc., an Internet company providing clinical information and services to physicians and pharmaceutical companies. From 1992 to 2000, Mr. Warma held senior positions of increasing responsibility at Novartis Pharmaceuticals (previously Ciba-Geigy Ltd.) at its corporate headquarters in Basel, Switzerland. While at Novartis, Mr. Warma served as the Head of International Pharma Policy & Advocacy and in senior management within global marketing where he worked on the international launch of a gastrointestinal product. Mr. Warma obtained an honors degree specializing in Neuroscience from the University of Toronto and an International M.B.A. from the Schulich School of Management at York University in Toronto. As our President and Chief Executive Officer, Mr. Warma is directly involved in all aspects of our operations. He has extensive experience in corporate business development within the biopharmaceutical industry, in addition to executive leadership and management experience.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the above nominees.

Board and Shareholder Meetings

Members of the Board are encouraged to attend our Annual Meeting of shareholders; however, attendance is not mandatory. Five directors attended the 2010 annual meeting of shareholders. For the fiscal year ended December 31, 2010, the Board held 10 meetings, and each incumbent director nominee attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he was a director in 2010.

Director Independence

The Board has determined that Messrs Jorden, Richman and Seaman and Dr. Hung are each an independent director within the meaning of NASDAQ listing standards, which directors constitute a majority of the Board, and that Ms. Maderis, a nominee, will qualify as an independent director upon election. The Board has determined that each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent (or similarly designated) based on the Board’s application of the standards of NASDAQ, the rules and regulations promulgated by the SEC or the Internal Revenue Service, as appropriate for such committee membership.

Committees of the Board of Directors

We currently have a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board has adopted written charters for each of the committees, and copies of the charters are available on our website at www.opexatherapeutics.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

The current members of these committees are as follows:

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David Hung	X		X	X
David E. Jorden	X	X		X
Michael S. Richman	X	X	X
Scott B. Seaman	X	X	X	X

Audit Committee

The Audit Committee of the Board currently consists of Messrs. Jorden, Richman and Seaman, each of whom is an independent, non-employee director. The Audit Committee selects, on behalf of our Board, an independent public accounting firm to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management, recommend to our Board whether the audited financials should be included in our annual reports to be filed with the SEC, and oversee management’s identification, evaluation, and mitigation of major risks to Opexa. The Audit Committee operates pursuant to a written charter. During the last fiscal year, the Audit Committee held four meetings.

All of the members of the Audit Committee are non-employee directors who: (1) met the criteria for independence as required by NASDAQ listing standards and as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) did not participate in preparation of our financial statements during the past three years; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board has determined that

Messrs. Jorden and Seaman each, individually, qualify as an “audit committee financial expert” as defined in SEC regulations and also possesses the financial sophistication and requisite experience as required under NASDAQ listing standards.

Compensation Committee

The Compensation Committee of the Board currently consists of Dr. Hung and Messrs. Richman and Seaman, each of whom is an independent director. The Compensation Committee reviews and approves (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices, and assists with the administration of our compensation plans. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the Chief Executive Officer with respect compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors. The Committee engaged in discussions throughout the year without formally meeting, to build a consensus on various related matters, which were communicated to and decided upon by the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board currently consists of Dr. Hung and Messrs. Jorden and Seaman, each of whom was determined by the Board to be an independent director. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our Board, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our Board, and developing and recommending to our Board corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. In identifying and evaluating candidates, the committee takes into consideration the criteria approved by the Board and such other factors as it deems appropriate. We do not have a formal diversity policy, and the committee considers a broad range of factors in evaluating prospective director nominees. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the committee. The Committee engaged in discussions throughout the year without formally meeting, to build a consensus on various related matters, and all actions were taken by written consent.

Risk Oversight

A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for each company. Our Board is actively involved in oversight of risks that could affect Opexa. The full Board of Directors has retained the responsibility for general oversight of risks, but the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements. The Board’s role in the risk oversight process includes receiving reports from members of management and the Audit Committee on areas of material risk to Opexa, including operational, financial, legal and regulatory, and strategic risks which enable it to better understand our risk identification, management and mitigation strategies.

Board Leadership Structure

The Board evaluates its leadership structure on an ongoing basis according to what the Board considers to be best for Opexa at any given point in time. Because we are a development stage company, we do not currently have a separate role for Chairman of the Board. Our Chief Executive Officer, in consultation with the Board, sets our strategic direction, and he manages the day to day leadership and performance of Opexa. Given Opexa’s current size and stage of development, the Board believes this leadership structure is appropriate for Opexa.

2010 Director Compensation

The following table presents summary information for the year ended December 31, 2010 regarding the compensation of the non-employee members of our Board of Directors.

Name	Fees Earned or Paid in Cash		Option Awards(2)(3)(4)	Total
David Hung	—		$39,667	$39,667
David E. Jorden	$60,000	(1)	$39,667	$99,667
Michael S. Richman	—		$39,667	$39,667
Scott B. Seaman	—		$39,667	$39,667

(1)	Compensation for services as chair of the Audit Committee.

(2)

Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 9 to our financial statements included in this annual report on Form 10-K for assumptions underlying the valuation of equity awards.

(3)

As compensation for Board services, each non-employee director was issued the following two options on April 30, 2010 to purchase shares of our common stock at an exercise price of $2.25 per share, the market value on the date of grant: (i) an option to purchase 10,000 shares, with 50% vesting immediately upon grant and the remaining 50% vesting on April 30, 2011; and (ii) an option to purchase 7,889 shares in lieu of cash compensation for services, with 50% vesting on June 30, 2010 and the remaining 50% vesting on December 31, 2010.

(4)

As of December 31, 2010, our non-employee directors held options to purchase the following aggregate number of shares of our common stock: Dr. Hung, 78,889 shares; Mr. Jorden, 60,769 shares; Mr. Richman, 121,539 shares; and Mr. Seaman, 129,039 shares.

Standard Compensation Arrangements

Employee directors do not receive any compensation for services as a member of our Board. We reimburse our directors for travel and lodging expenses in connection with their attendance at Board and committee meetings. As compensation for their services on our Board, in 2010 our non-employee directors were issued options to purchase shares of Opexa common stock in lieu of cash compensation. Each option is granted with an exercise price equal to the fair market value of Opexa’s common stock on the date of grant and is issued either fully vested or with a vesting schedule over a period of time up to one year. In addition, we pay a quarterly retainer of $15,000 in cash to the chair of our Audit Committee.

Communications to the Board of Directors

The Board of Directors has adopted the following policy for shareholders who wish to communicate any concern directly with the Board of Directors. Shareholders may mail or deliver their communication to our principal executive offices, addressed as follows:

Addressee (*)  c/o Secretary Opexa Therapeutics, Inc. 2635 Technology Forest Blvd. The Woodlands, TX 77381

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating and Corporate Governance Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of Messrs. Jorden, Richman and Seaman, all of whom are independent, non-employee directors.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is evaluated annually. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of Opexa’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on Opexa’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2010 and has met and held discussions with management and MaloneBailey, LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2010 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with MaloneBailey, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

MaloneBailey, LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with MaloneBailey, LLP the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and MaloneBailey, LLP, and the Audit Committee’s review of the representation of management and the report of MaloneBailey, LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC.

Submitted by the Audit Committee of the

Board of Directors of Opexa Therapeutics, Inc.:

David E. Jorden, Michael S. Richman and Scott B. Seaman

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected MaloneBailey, LLP as an independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011 and requests that the shareholders ratify such selection. In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the subsequent year if the Board determines that such a change would be in the best interests of Opexa and our shareholders.

We are asking shareholders to ratify the selection of MaloneBailey, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2011. A representative of MaloneBailey, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires but is not expected to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

The following table presents the estimated aggregate fees billed by MaloneBailey, LLP for services performed during our last two fiscal years.

	Years Ended December 31,
	2010	2009
Audit fees (1)	$74,185	$75,375
Tax fees (2)	10,410	—
All other fees (3)	7,340	7,125

	$91,935	$82,500

(1)

Audit fees include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2010 and 2009, (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iii) the issuance of consents and other matters relating to registration statements we filed.

(2)	Tax fees include professional services relating to preparation of the annual tax return.

(3)	Other fees include professional services for review of various filings and issuance of consents.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Board’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of the tax services and other services provided by our independent auditors during the last two fiscal years.

The Board of Directors recommends a vote “FOR” the ratification of the selection of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and serve at the discretion of the Board. Our executive officers are as follows:

Name	Age	Position
Neil K. Warma	48	President, Chief Executive Officer, Acting Chief Financial Officer and Director
Donna R. Rill	57	Senior Vice President of Operations and Quality Systems
Jaye L. Thompson, Ph.D.	46	Senior Vice President of Clinical Development and Regulatory Affairs

The following biographical information is for Ms. Rill and Dr. Thompson (see Proposal 1 for biographical information for Mr. Warma):

Donna R. Rill has served as Senior Vice President of Operations since January 2009. From November 2004 until January 2009, she served as Vice President of Operations. From April 2003 to November 2004, she was the director of quality systems and process development at Opexa Pharmaceuticals, Inc. From November 1997 to April 2003, she was the director of translational research for the Center for Cell & Gene Therapy at Baylor College of Medicine. Ms. Rill has worked to design and qualify GMP Cell & Gene Therapy Laboratories, GMP Vector Production facilities, and Translational Research Labs at St. Jude Children’s Research Hospital, Texas Children’s Hospital, and Baylor College of Medicine. Ms. Rill received her B.S. in Medical Technology from the University of Tennessee, Memphis.

Jaye L. Thompson, Ph.D., has served as Senior Vice President of Clinical Development and Regulatory Affairs since November 2009. From April 2006 to September 2009, Dr. Thompson served as Senior Vice President of Regulatory and Emerging Technologies for inVentiv Clinical Solutions, LLC a subsidiary of inVentiv Heath, Inc., a publicly traded company providing a wide range of services to the pharmaceutical industries. inVentiv Health acquired SYNERGOS, Inc., the company founded in 1991 by Dr. Thompson. SYNERGOS was a contract research organization helping companies move through the clinical and regulatory hurdles of product development. Dr. Thompson received a doctorate and master degree in Biostatistics from the University of Texas Health Science Center, School of Public Health, and a B.S. in Applied Mathematics from Texas A&M University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Objectives of Our Executive Compensation Program

The Compensation Committee of our Board administers our executive compensation program. The Compensation Committee is composed entirely of independent directors.

The general philosophy of our executive compensation program is to align executive compensation with Opexa’s business objectives and the long-term interests of our shareholders. To that end, the Compensation Committee believes executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, we strive to provide compensation that is competitive with other biopharmaceutical and biotechnology companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities.

Our executive compensation is designed to reward achievement of our corporate goals. In 2010, our corporate goals included, but were not limited to: (i) advancement of our clinical development program; (ii) advancing our research and development programs; (iii) obtaining additional financing as needed; (iv) strengthening our balance sheet and (v) assembling a world class management team. This focus allows us to reward our executives for their roles in creating value for our shareholders.

The Role of the Compensation Committee

The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies; administers our stock option plan; reviews the compensation components provided to our officers, employees, and consultants; grants options to purchase common stock to our officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board.

The Compensation Committee generally sets the initial compensation of each executive. The Compensation Committee annually reviews and in some cases adjusts compensation for executives. Although, the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other executive officers, the Compensation Committee has full authority over all compensation matters relating to executive officers.

Elements of Executive Compensation

Although the Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of shareholder value. Therefore, we emphasize incentive compensation in the form of stock options rather than base salary.

Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account what the Compensation Committee believes to be, based on its general business experience, competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the Compensation Committee reviews each executive’s:

•	historical pay levels;
•	past performance; and
•	expected future contributions.

The Compensation Committee does not use any particular indices or formulae to arrive at each executive’s recommended pay level. Evaluations of past performance are made on a strictly qualitative basis, and may include such factors as leadership performance, contribution to the officer group, overall performance, continuous improvements, and other appropriate measures. In making decisions as to the base salaries of our executive officers, the Compensation Committee does not engage in benchmarking by using specific compensation data about other companies as a reference point.

Annual Cash Incentive Bonus. As described below under “Executive Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with the opportunity to earn a cash bonus up to a stated percentage of his or her base salary based upon objectives and milestones to be agreed upon annually by our Board and Chief Executive Officer.

Equity Awards. We also use long-term incentives in the form of stock options. Employees and executive officers generally receive stock option grants at the commencement of employment and periodically receive additional stock option grants, typically on an annual basis. We believe that stock options are instrumental in aligning the long-term interests of our employees and executive officers with those of the shareholders because such individuals realize gains only if the stock price increases. Stock options also help to balance the overall executive compensation program, with base salary providing short-term compensation and stock options rewarding executives for long-term increases in shareholder value.

Options are generally granted through our 2010 Plan, the successor to our 2004 Plan, that authorizes us to grant options to purchase shares of common stock to our employees, directors, and consultants. The Compensation Committee reviews and approves stock option awards to executive officers in amounts that are based upon a review and assessment of:

•	individual performance;
•	each executive’s existing long-term incentives; and
•	retention considerations.

Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as the Chief Executive Officer. In determining the amount of any equity award, the Compensation Committee gives subjective consideration to our Named Executive Officers’ contributions towards the achievement of our goals. Stock options are granted with an exercise price equal to the fair market value of our common stock on the day of grant and typically vest ratably over a three-year period. No stock options were granted to our Named Executive Officers during the fiscal year ended December 31, 2010 as we were in the process of undergoing a comprehensive review of our executive compensation program.

Severance Arrangements. As described below under “Executive Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with certain severance protection arrangements in the event the officer’s employment is terminated by the Board without cause. In such event, the officer will receive a severance payment equal to a stated number of months of base salary, subject to certain conditions and the execution and delivery of a general release and waiver of claims in our favor. We believe the provisions of these severance arrangements are consistent with the principal objectives of our compensation programs, appropriate for the level of service provided by each executive, and provide an important “safety net” that allows each executive to focus on our business and pursue the course of action that is in the best interests of our shareholders by alleviating some potential concerns regarding their personal financial well-being in the event of a termination.

Section 162(m) Policy

Section 162(m) of the Code limits the tax deductibility by public companies of compensation in excess of $1 million paid to certain executive officers. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests. Therefore, we may from time to time pay compensation to our executive officers that may not be deductible.

Executive Officer Compensation

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal year ended December 31, 2010. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during 2010, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Options Awards(1)		All Other Compensation	Total
Neil K. Warma	2010	$362,083	$50,000	—		—	$412,083
President, Chief Executive Officer, Acting Chief Financial Officer	2009	$312,083	$142,500	$235,117		—	$689,700
Donna R. Rill	2010	$208,000	$25,000	—		—	$233,000
Senior Vice President of Operations and Quality Systems	2009	$197,963	—	$113,870	(2)	—	$311,833
Jaye L. Thompson, Ph.D.(3)	2010	$200,000	$25,000	—		—	$225,000
Senior Vice President of Clinical Development and Regulatory Affairs	2009	$23,590	—	$101,440		—	$125,030

(1)

Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 9 to our financial statements included in our Annual Report on Form 10-K for assumptions underlying the valuation of equity awards.

(2)

Includes Ms. Rill’s accrued salary increase from 2008 totaling $8,396 that was exchanged in February 2009 for a fully vested stock option to purchase 8,396 shares of Opexa common stock at an exercise price of $0.47 per share, the market value on the date of grant.

(3)	Dr. Thompson joined Opexa as an executive officer in November 2009.

Executive Employment Agreements

We entered into an employment agreement on June 16, 2008 with Neil K. Warma pursuant to which he serves as our President and Chief Executive Officer. Pursuant to the agreement, which automatically renews for 12-month periods, Mr. Warma is currently paid $385,000 per year. In addition, Mr. Warma is entitled to the following: (i) an annual cash bonus of up to 50% of his base salary based upon milestones to be agreed upon; (ii) a one-time payment of $50,000 cash and 25,000 shares of our common stock to be issued if and when the closing bid price of our common stock equals or exceeds $4.00 for 20 consecutive trading days; and (iii) a 10-year stock option to purchase 250,000 shares of common stock with an exercise price of $1.01 per share that vests 50,000 shares immediately and the balance quarterly in equal amounts over three years. In addition, we provided Mr. Warma with relocation assistance and our standard benefits and insurance coverage as generally provided to our management, as well as contractual indemnification rights by reason of his service as an officer and employee. If his employment is terminated by the Board without cause, as defined in the agreement, Mr. Warma will be entitled to receive a severance payment equal to 12 months of his base salary plus a payment equal to 30% of base salary in lieu of any potential bonus, in addition any earned but unpaid bonus. In addition, vesting of stock options will accelerate in full. We will also reimburse Mr. Warma for COBRA expenses for a 12-month period, subject to a cap equal to Opexa’s standard contribution to employee health benefits. Upon the effectiveness of a change in control, as defined in the agreement, Mr. Warma will receive 18 months of salary and COBRA reimbursement and a payment equal to 45% of base salary in lieu of any potential bonus, in addition to any earned but unpaid bonus. In addition, all vesting of options will accelerate in full. Any payment or benefit Mr. Warma might receive upon a change of control which would constitute a “parachute payment” under Section 280G of the Internal Revenue Code will be reduced so as not to trigger excise tax under Section 4999 of such Code. Mr. Warma’s agreement also provides that for a 12-month period following his termination of employment, he will not engage or participate in any competitive business or solicit or recruit any of Opexa’s employees. The severance and change of control benefits are subject to Mr. Warma executing and delivering a general release and waiver of claims in favor of Opexa.

We entered into an amended and restated employment agreement with Donna R. Rill on April 21, 2010 which is effective as of April 1, 2010, pursuant to which Ms. Rill serves as our Senior Vice President of Operations. This agreement superseded Ms. Rill’s prior agreement. Ms. Rill is compensated at the rate of $200,000 per annum and is eligible to receive an annual discretionary bonus of up to 20% of her base salary per 12-month period, based on the achievement of objectives as determined by Opexa’s Board and Chief Executive Officer. In addition, Ms. Rill receives our standard benefits and insurance coverage as generally provided to our management, as well as contractual indemnification rights by reason of her service as an officer and employee. Ms. Rill’s employment may be terminated at any time voluntarily by her or without cause (as defined in the agreement) by the Board. If her employment is terminated by the Board without cause, Ms. Rill will be entitled to receive a severance payment equal to six months of her base salary and vesting for any unvested stock options will accelerate by six additional months. The severance benefits are subject to Ms. Rill having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of Opexa, not being in breach of the employment agreement or Opexa’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with Opexa during the term of the employment agreement or while receiving the severance benefits. The timing of any payments to Ms. Rill under the employment agreement is subject to applicable requirements of Section 409A of the Code and the related Treasury Regulations.

We entered into an amended and restated employment agreement with Jaye L. Thompson, Ph.D., on June 27, 2011, pursuant to which Dr. Thompson serves as our Senior Vice President of Clinical Development and Regulatory Affairs. This agreement superseded Dr. Thompson’s prior agreement dated November 16, 2009. Dr. Thompson is compensated at the rate of $200,000 per annum and is eligible to receive an annual discretionary bonus of up to 20% of her base salary per 12-month period, based upon the achievement of objectives as determined by Opexa’s Board and Chief Executive Officer. In addition, Dr. Thompson accrues four weeks of vacation per calendar year and receives our standard benefits and insurance coverage as generally provided to our management. Dr. Thompson’s employment may be terminated at any time voluntarily by her or without cause (as defined in the agreement) by the Board. If her employment is terminated by the Board without cause, Dr. Thompson will be entitled to receive a severance payment equal to six months of her base salary. In addition, in the event of a change of control (as defined in the agreement) and Dr. Thompson’s employment is terminated without cause or Dr. Thompson resigns for good reason (as defined in the agreement) within 12 months of such change of control, Dr. Thompson will be entitled to receive a severance payment equal to six months of her base salary and all unvested equity awards will immediately vest in full and become exercisable pursuant to their terms. The severance benefits are subject to Dr. Thompson having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of Opexa, not being in material breach of the employment agreement or Opexa’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with Opexa during the term of the employment agreement or while receiving the severance benefits. The timing of any payments to Dr. Thompson under the employment agreement is subject to applicable requirements of Section 409A of the Code and the related Treasury Regulations.

2010 Grants of Plan Based Awards

No stock options were granted to our Named Executive Officers during the fiscal year ended December 31, 2010.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards at December 31, 2010 for each of the Named Executive Officers.

	Option Awards			Option Exercise Price	Option Expiration Date
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Neil K. Warma	216,667	33,333	(1)	$1.01	06/16/18
	150,000	—		$0.22	01/16/19
	33,333	66,667	(1)	$2.05	11/30/19
Donna R. Rill	6,000	—		$7.00	12/05/15
	23,380	—		$5.00	04/20/16
	32,000	—		$5.47	06/18/17
	3,000	—		$1.09	05/06/18
	27,500	5,500	(1)	$1.17	06/26/18
	40,000	—		$0.22	01/16/19
	8,396	—		$0.47	02/06/19
	16,667	33,333	(1)	$2.05	11/30/19
Jaye L. Thompson	16,667	33,333	(1)	$2.05	11/30/19

(1)	The shares vest quarterly over a three-year period from the grant date.

Certain Relationships and Related Transactions

The Audit Committee of our Board is responsible for oversight and review of any related person transactions. We have no related person transactions that require disclosure under this section.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth, as of September 8, 2011, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and nominees; (c) the Named Executive Officers; and (d) all current directors and executive officers, as a group. As of September 8, 2011 there were 23,048,488 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage of Class
Beneficial Owners of more than 5%:
Albert and Margaret Alkek Foundation (2)	2,091,130	(3)	8.8%
Charles E. Sheedy (4)	1,608,159	(5)	6.8%
Visium Balanced Master Fund, Ltd.(6)	1,522,000	(7)	6.5%
LBI Group, Inc.(8)	1,461,754	(9)	6.1%
Alkek & Williams Ventures Ltd.(10)	1,302,323	(11)	5.5%

Officers, Directors and Nominees:
David E. Jorden	1,520,136	(12)	6.4%
Scott B. Seaman(10)	1,512,840	(13)	6.4%
Neil K. Warma	522,832	(14)	2.2%
Donna R. Rill	182,803	(15)	*
Michael S. Richman	131,789	(16)	*
David Hung	106,712	(17)	*
Jaye L. Thompson	39,730	(18)	*
Gail J. Maderis(19)	0		—
All directors and executive officers as a group (7 persons)**	4,016,842	(20)	15.9%

*	Less than 1%.

**	Includes only current directors and officers serving in such capacity as of the date of the table.

(1)	Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, Texas 77381.

(2)	This information is based on the Schedule 13D/A filed with the SEC on December 16, 2009, by Albert and Margaret Alkek Foundation (the “Foundation”), Alkek & Williams Ventures, Ltd. (“Ventures”), Scott

Seaman, DLD Family Investments, LLC (“DLD Family”), and the other reporting persons named therein (the “Foundation 13D”) and other information available to us. The Foundation acts through an investment committee of its board of directors, which includes Mr. Daniel Arnold, Mr. Joe Bailey, Mr. Scott Seaman and Ms. Randa Duncan Williams. Mr. Seaman is the executive director of the Foundation and chairman of the investment committee. The investment committee has sole voting and investment power over all of the shares of common stock beneficially owned by the Foundation. However, pursuant to the Foundation 13D, neither the executive director nor any member of the investment committee may act individually to vote or sell shares of common stock held by the Foundation; therefore, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. Additionally, pursuant to the Foundation 13D, the Foundation has concluded that because Mr. Seaman, in his capacity as executive director or chairman of the investment committee, cannot act in such capacity to vote or sell shares of common stock held by the Foundation without the approval of the investment committee, he is not deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation by virtue of his position as executive director or chairman of the investment committee. The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.

(3)

Consisting of: (i) 1,432,965 shares of common stock; (ii) 250,000 shares of common stock underlying Series E warrants; (iii) 158,165 shares of common stock underlying Series F warrants; and (iv) 250,000 shares of common stock underlying Series G warrants. Pursuant to the Foundation 13D, the Foundation and other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act. However, the Foundation, Ventures, Chaswil, Ltd. and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to securities of Opexa held by DLD Family, Mr. Arnold, Mr. Bailey or Ms. Williams and (ii) that they have agreed to act together with DLD Family, Mr. Arnold, Mr. Bailey or Ms. Williams as a group other than as described in the Foundation 13D. Therefore, this does not include the following securities: (i) 804,593 shares of common stock held by DLD Family; (ii) 100,000 shares of common stock underlying Series E warrants held by DLD Family; (iii) 68,781 shares of common stock underlying Series F warrants held by DLD Family; (iv) 100,000 shares of common stock underlying Series G warrants held by DLD Family; (v) 80,000 shares of common stock underlying Series H warrants held by DLD Family; (vi) 26,667 shares of common stock held by Mr. Arnold; (vii) 50,000 shares of common stock held by Mr. Bailey; (viii) 840,814 shares of common stock held by Ventures; (ix) 200,000 shares of common stock underlying Series E warrants held by Ventures; (x) 61,509 shares of common stock underlying Series F warrants held by Ventures; (xi) 200,000 shares of common stock underlying Series G warrants held by Ventures; (xii) 43,655 shares of common stock held by Mr. Seaman; (xiii) 10,000 shares of common stock underlying Series E warrants held by Mr. Seaman; (xiv) 17,573 shares of common stock underlying Series F warrants held by Mr. Seaman; and (xv) 139,289 shares of common stock underlying currently exercisable stock options held by Mr. Seaman.

(4)

Charles E. Sheedy exercises sole voting and dispositive power over all of the shares of common stock beneficially owned. The information in this footnote is primarily based on information reported on the Schedule 13G/A filed with the SEC on February 11, 2011 by Charles E. Sheedy and other information available to us. The mailing address of the beneficial owner is 909 Fannin Street, Suite 2907, Houston, Texas 77010.

(5)

Consisting of: (i) 998,423 shares of common stock; (ii) 150,000 shares of common stock underlying Series E warrants; (iii) 353,736 shares of common stock underlying Series F warrants; (iv) 50,000 shares of common stock underlying Series G warrants; and (v) 56,000 shares of common stock underlying Series H warrants.

(6)

This information is based on the Schedule 13G filed with the SEC on February 18, 2011, by Visium Balanced Master Fund, Ltd. (“Visium”), Visium Asset Management, LP (“VAM”), JG Asset, LLC (“JGA”), and Jacob Gottlieb (the “Visium 13G”) and other information available to us. Pursuant to the Visium 13G,

(i) as investment manager to the pooled investment funds, VAM may be deemed to beneficially own the shares beneficially owned by the funds, (ii) as general partner to VAM, JGA may be deemed to beneficially own the shares beneficially owned by VAM, and (iii) as managing member of JGA, Mr. Gottlieb may be deemed the beneficial owner of the shares beneficially owned by JGA, and he has sole voting and dispositive power over the shares. VAM, JGA and Mr. Gottlieb disclaim beneficial ownership of the securities, except to the extent of his or its pecuniary interest therein. The mailing address of the beneficial owner is 950 Third Avenue, New York, NY 10022.

(7)	Consisting of: (i) 1,330,000 shares of common stock and (ii) 192,000 shares of common stock underlying Series H warrants.

(8)

Lehman Brothers Holdings Inc. exercises sole voting and dispositive power over all of the shares of common stock beneficially owned by LBI Group Inc. The information in this footnote is primarily based on information reported on the Schedule 13G filed with the SEC on August 19, 2008 by LBI Group Inc. The mailing address of the beneficial owner is 399 Park Avenue, New York, New York 10022.

(9)	Consisting of: (i) 675,675 shares of common stock and (ii) 786,079 shares of common stock underlying Series F warrants.

(10)

Chaswil, Ltd. is the investment manager of Ventures and holds voting power and investment power with respect to Company securities held by Ventures pursuant to a written agreement. Scott B. Seaman is a principal of Chaswil, Ltd. and has shared voting power and shared investment power over all of the shares of common stock beneficially owned by Ventures. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.

(11)

Consisting of: (i) 840,814 shares of common stock; (ii) 200,000 shares of common stock underlying Series E warrants; (iii) 61,509 shares of common stock underlying Series F warrants; and (iv) 200,000 shares of common stock underlying Series G warrants.

(12)

Consisting of: (i) 890,000 shares of common stock; (ii) 145,000 shares of common stock underlying Series E warrants; (iii) 314,117 shares of common stock underlying Series F warrants; (iv) 100,000 shares of common stock underlying Series G Warrants; and (v) 71,019 shares of common stock underlying currently exercisable stock options.

(13)

Consisting of: (i) 139,289 shares underlying currently exercisable stock options held by Mr. Seaman; (ii) 840,814 shares of common stock held by Ventures; (iii) 200,000 shares of common stock underlying Series E warrants held by Ventures; (iv) 61,509 shares of common stock underlying Series F Warrants held by Ventures; (v) 200,000 shares of common stock underlying Series G warrants held by Ventures; (vi) 10,000 shares of common stock underlying Series E warrants held by Mr. Seaman; (vii) 17,573 shares of common stock underlying Series F warrants held by Mr. Seaman; and (viii) 43,655 shares of common stock held by Mr. Seaman. (See footnotes 10 and 11 for additional discussion of the information set forth in clauses (ii) through (vi) of the preceding sentence.) Pursuant to the Foundation 13D, this does not include the following shares which Mr. Seaman has determined he does not have beneficial ownership of or has disclaimed beneficial ownership: (i) 1,432,965 shares of common stock held by the Foundation; (ii) 250,000 shares of common stock underlying Series E warrants held by the Foundation; (iii) 158,165 shares of common stock underlying Series F warrants held by the Foundation; and (iv) 250,000 shares of common stock underlying Series G warrants held by the Foundation. (See footnotes 2 and 3 for additional discussion of the information set forth in clauses (i) through (iv) of the preceding sentence.) The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.

(14)

Consisting of: (i) 32,234 shares of common stock; (ii) 3,515 shares of common stock underlying Series F warrants; (iii) 10,000 shares of common stock underlying Series G Warrants; and (iv) 477,083 shares of common stock underlying currently exercisable stock options.

(15)	Consisting of: (i) 1,610 shares of common stock and (ii) 181,193 shares of common stock underlying currently exercisable stock options.

(16)	Consisting of: 131,789 shares of common stock underlying currently exercisable stock options.

(17)	Consisting of: (i) 17,573 shares of common stock underlying Series F warrants and (ii) 89,139 shares of common stock underlying currently exercisable stock options.

(18)	Consisting of: (i) 4,313 shares of common stock and (ii) 35,417 shares of common stock underlying currently exercisable stock options.

(19)	Ms. Maderis is a nominee for election to our Board at the Annual Meeting.

(20)

Consisting of: (a) the following held by Mr. Jorden: (i) 890,000 shares of common stock; (ii) 145,000 shares of common stock underlying Series E warrants; (iii) 314,117 shares of common stock underlying Series F warrants; (iv) 100,000 shares underlying Series G warrants; and (v) 71,019 shares of common stock underlying currently exercisable stock options; (b) the following held by Mr. Seaman or for which Mr. Seaman may be deemed to have voting and investment power: (i) 139,289 shares of common stock underlying currently exercisable stock options held by Mr. Seaman; (ii) 840,814 shares of common stock held by Ventures; (iii) 200,000 shares of common stock underlying Series E warrants held by Ventures; (iv) 61,509 shares of common stock underlying Series F warrants held by Ventures; (v) 200,000 shares of common stock underlying Series G warrants held by Ventures; (vi) 10,000 shares of common stock underlying Series E warrants held by Mr. Seaman; (vii) 17,573 shares of common stock underlying Series F warrants held by Mr. Seaman; and (viii) 43,655 shares of common stock held by Mr. Seaman; (c) the following held by Mr. Warma: (i) 32,234 shares of common stock; (ii) 3,515 shares of common stock underlying Series F warrants; (iii) 10,000 shares of common stock underlying Series G warrants; and (iv) 477,083 shares of common stock underlying currently exercisable stock options; (d) 1,610 shares of common stock and 181,193 shares of common stock underlying currently exercisable stock options held by Ms. Rill; (e) 131,789 shares of common stock underlying currently exercisable stock options held by Mr. Richman; (f) the following held by Dr. Hung: (i) 17,573 shares of common stock underlying Series F warrants; and (ii) 89,139 shares of common stock underlying currently exercisable stock options; and (g) 4,313 shares of common stock and 35,417 shares of common stock underlying currently exercisable stock options held by Dr. Thompson.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership. These reporting persons are required by SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe all of the reporting persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2010, except with respect to one report filed one day late by each of our outside directors, Dr. Hung and Messrs. Jorden, Richman and Seaman, to report two transactions each for the grant of stock options which are a part of our standard non-employee director compensation arrangements.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders may be “householding” our proxy materials. If householding is in effect, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address,

“householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement and annual report, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker. We will deliver a separate set of proxy materials promptly upon written or oral request from a shareholder. Please direct any such requests to Investor Relations, Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, Texas 77381, or call Investor Relations at (281) 272-9331.

OTHER BUSINESS

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the person named in the accompanying form of proxy or his or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

Neil K. Warma

President and Chief Executive Officer

September 22, 2011

The Woodlands, Texas

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE OR USE ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A LEGAL PROXY ISSUED IN YOUR NAME.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

VOTE BY MAIL OR FAX QUICK * * * EASY * * * IMMEDIATE

HOW TO VOTE YOUR SHARES OF

OPEXA THERAPEUTICS, INC.

Vote Your Proxy by Mail:

Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope provided to Proxy Services, Continental Stock Transfer & Trust Co., 8th Floor, 17 Battery Place, New York, NY 10004 no later than 24 hours before the time appointed for the aforesaid Annual Meeting.

Vote Your Proxy by Fax:

Mark, sign and date your proxy card below, then fax both sides of your proxy card to (281) 872-8585.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY FAX

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.				Please mark your votes like this ☒
PROPOSAL 1 - Election of Directors:				PROPOSAL 2 – Ratification of Auditors:
To elect five directors to hold office until the 2012 Annual Meeting of Shareholders.				Proposal to ratify the appointment of MaloneBailey, LLP as auditors for the fiscal year ending December 31, 2011.
				☐ FOR	☐ AGAINST	☐ ABSTAIN
		FOR	WITHHOLD AUTHORITY
		☐	☐
Nominees:	01 – David E. Jorden 02 – Gail J. Maderis
03 – Michael S. Richman 04 – Scott B. Seaman
05 – Neil K. Warma
(To withhold authority to vote for any individual nominee, mark the “FOR” box and strike a line through that nominee’s name in the list above)				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN ITEM 1 AND FOR ITEM 2.

				Address Change? Mark Box Indicate changes to the left:		☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2011.

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on October 27, 2011:

Our Proxy Statement and 2010 Annual Report on Form 10-K are available at:

www.cstproxy.com/opexatherapeutics/2011

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

OPEXA THERAPEUTICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Opexa Therapeutics, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Neil K. Warma, with full power of substitution, as proxy to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010, at 10:00 a.m., Central Daylight Time, on October 27, 2011, and any and all adjournments or postponements thereof. Such proxy or substitute shall have and may exercise all of the powers of said proxy hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, AND FOR THE RATIFICATION OF THE AUDITORS UNDER PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

(Continued, and to be marked, dated and signed, on the other side)